Exhibit 10.2
SECURITY AGREEMENT
          This SECURITY AGREEMENT, dated as of February 26, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), made by each of the undersigned companies, as debtor and debtor in possession (each, a “Grantor” and collectively, the “Grantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as collateral agent (the “Collateral Agent”) for its benefit and the benefit of (i) the Lenders and the Administrative Agent under the Credit Agreement hereinafter referred to (collectively, the “Bank Creditors”) and (ii) the Lenders and/or Affiliates thereof that are holders of the Approved Secured Derivative Transaction Liabilities (as defined in the Credit Agreement hereinafter referred to) as of the date hereof (even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate continues to hold any Approved Secured Derivative Transaction Liability (collectively the “Other Creditors”, and together with the Bank Creditors, the “Secured Parties” or the “Secured Party”).
W I T N E S S E T H:
          WHEREAS, on February 22, 2008, Wellman, Inc., a Delaware corporation (“Wellman”), and the other Grantors filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (together with such other court having jurisdiction over the Chapter 11 Cases (as hereinafter defined), the “Bankruptcy Court”), which cases are jointly administered under Case No. 08-10595 (each, a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”);
          WHEREAS, Wellman and the other Grantors continue to operate their respective businesses as debtors and debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code;
          WHEREAS, pursuant to that certain Credit Agreement dated as of February 26, 2008 among Wellman and the other Borrowers party thereto (each, including Wellman, a “Borrower”, and collectively, the “Borrowers”), as debtors and debtors in possession, the financial institutions party thereto (the “Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent for the Lenders thereunder (the “Administrative Agent”) (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), the Lenders have agreed to make the Loans and to incur Letter of Credit Obligations on behalf of Borrowers;
          WHEREAS, Warehouse Associates, Inc. USA, a South Carolina corporation, MRF, Inc., a Delaware corporation, Josdav Inc., a Delaware corporation, and MED Resins, Inc., a Delaware corporation, have entered into that certain Subsidiary Guarantee Agreement dated as of February 26, 2008 in order to guarantee the Secured Obligations hereinafter referred to; and
          WHEREAS, in order to induce the Agent to enter into the Credit Agreement and the Credit Documents and to induce the Agent and the Lenders to make the Loans and to incur Letter of Credit Obligations as provided for in the Credit Agreement, the Grantors have agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Secured Obligations;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. DEFINED TERMS.
          (a) All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement. All other terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.
          (b) “Capital Security” shall mean (a) any share of capital stock of or other unit of ownership interest in any Person and (b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.
          (c) “Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.
          (d) “Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof, the District of Columbia, the United States Virgin Islands or Puerto Rico.
          (e) “Secured Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including, without limitation, all “Obligations” as such term is defined in the Credit Agreement) and liabilities of Borrowers and each Subsidiary Guarantor now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement or any other Credit Document to which any Borrower or any Subsidiary Guarantor is a party and the due performance and compliance by each Borrower and each Subsidiary Guarantor with all of the terms, conditions and agreements contained in each such Credit Document (all such obligations and liabilities being herein collectively called the “Credit Agreement Obligations”); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Approved Secured Derivative Transaction Liabilities and compliance by each Borrower with all of the terms, conditions and agreements contained in the documents pursuant to which the Approved Secured Derivative Transaction Liabilities were created or evidenced (collectively, the “Approved Secured Derivative Transaction Agreements”); provided that at no time shall the aggregate Liabilities of the Borrowers in respect of this clause (ii) which are secured by the Security Documents be greater than $15,000,000 (all such obligations and liabilities described in this clause (ii) being herein collectively called the “Other Obligations”); (iii) any and all sums reasonably advanced by the Administrative Agent or Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of any Borrower or any Subsidiary Guarantor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and (v) all amounts paid by Collateral Agent as to which Collateral Agent has the right to reimbursement under Section 5(d) of this Security Agreement. It is acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Security Agreement or extended from time to time after the date of this Security Agreement.
          (f) “Significant Copyrights” means, at any time, those copyrights owned or exclusively licensed by a Grantor which are material to the business of the relevant Grantor or the value of the Collateral at such time.
          (g) “Significant Patents” means, at any time, those patents owned or exclusively licensed by a Grantor which are material to the business of the relevant Grantor or the value of the Collateral at such time.
          (h) “Significant Trademarks” means, at any time, those trademarks owned or exclusively licensed by a Grantor which are material to the business of the relevant Grantor or the value of the Collateral at such time.
          (i) “Termination Date” means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under the Credit Agreement and the other Credit Documents have been completely discharged (other than contingent and indemnification obligations which expressly survive the termination of the Credit Documents and for which no claim is currently pending), (c) all Letter of Credit Obligations have been cancelled, backstopped by standby letters of credit acceptable to Agent or cash collateralized in a manner reasonably satisfactory to the Collateral Agent, (d) no Borrower shall have any further right to borrow any monies under the Credit Agreement, (e) all Approved Secured Derivative Transaction Agreements have been terminated and the amount of Other Obligations, not to exceed the maximum amount secured hereby, has been distributed to the Other Creditors pursuant to Section 9.5 of the Credit Agreement and (f) the Grantors have otherwise satisfied the requirements of Section 10.10 of the Credit Agreement to obtain a release of the Collateral.
          (j) “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.
          2. GRANT OF LIEN.
          (a) Subject to the Permitted Senior Liens and the Carve-Out Reserve, each Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent a Lien upon all of its right, title and interest in, to and under all personal property, fixtures and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”) in order to secure the prompt and complete payment, performance and observance of all of the Secured Obligations, including, without limitation:

     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Documents;
     (iv) all General Intangibles (including payment intangibles and Software);
     (v) all Goods (including Inventory, Equipment and Fixtures);
     (vi) all Instruments;
     (vii) all Investment Property (other than Capital Securities of Subsidiaries);
     (viii) all Deposit Accounts, of any Grantor, including all Blocked Accounts, Concentration Accounts, depository accounts, Disbursement Accounts, and all other bank accounts and all deposits therein;
     (ix) all money, cash or cash equivalents of any Grantor;
     (x) all Supporting Obligations and Letter-of-Credit Rights of any Grantor;
     (xi) the Commercial Tort Claims described on Schedule V hereto; and
     (xii) to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, including, without limitation, the Proceeds of the claims and causes of action arising under Sections 544, 545, 547, 548, 549 and 550 of the Bankruptcy Code, but not the claims and causes of action.
Notwithstanding the foregoing, no Lien shall be deemed to be granted in any trademark application filed on an intent-to-use basis until such time as a statement of use has been filed and accepted by the United States Patent and Trademark Office.
          (b) In addition, to secure the prompt and complete payment, performance and observance of the Secured Obligations and in order to induce Collateral Agent as aforesaid, each Grantor hereby grants to Collateral Agent, upon the occurrence and during the continuance of an Event of Default and the giving of Required Notice by the Collateral Agent, a right of set-off against the property of such Grantor held by Collateral Agent, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

          (c) The security interests granted herein and the other obligations of the Grantors hereunder shall have the priority and status set forth in the Financing Orders.
          3. COLLATERAL AGENT’S RIGHTS; LIMITATIONS ON COLLATERAL AGENT’S OBLIGATIONS.
          (a) It is expressly agreed by Grantors that, anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of its Contracts and each of its Licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Collateral Agent shall not have any obligation or liability under any Contract or License by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Collateral Agent of any payment relating to any Contract or License pursuant hereto. Collateral Agent shall not be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (b) Collateral Agent may at any time upon the occurrence and during the continuance of an Event of Default and after giving Required Notice, notify Account Debtors and other Persons obligated on the Collateral that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent. Furthermore, if Agent determines that Account Debtors’ contra-accounts or set-off rights may cause Availability to be less than zero, Agent may notify Account Debtors that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent. Upon the request of Collateral Agent during any such time, each Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the affected Grantor shall not give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent (which consent shall be given if such Event of Default is no longer continuing and no other Event of Default then exists).
          (c) Collateral Agent may at any time in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contracts and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s reasonable satisfaction, the existence, amount terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles. If a Default or Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall, or at the request of the Collateral Agent shall cause the independent certified public accountants then engaged by such Grantor to, prepare and deliver to Collateral Agent at any time and from time to time promptly upon Collateral Agent’s request, the following reports with respect to each Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts. Each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

          4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that:
          (a) Subject to the entry of the Financing Orders, each Grantor has rights in and the power to grant a Lien on each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than Permitted Liens.
          (b) No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) in favor of Collateral Agent pursuant to this Security Agreement or the other Credit Documents, and (ii) in connection with any other Permitted Liens.
          (c) Subject to the entry, the Financing Orders are effective to create a valid and continuing Lien on, and a perfected Lien in favor of Collateral Agent in, the Collateral. Subject to the entry of the Financing Orders, such Lien is prior to all other Liens, except for the Permitted Senior Liens and the Carve-Out Reserve, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business). All action by any Grantor necessary to protect and perfect such Lien on each item of the Collateral (including the delivery of all originals of each item set forth on Schedule II to Collateral Agent) has been duly taken except as permitted pursuant to Section 5(b) with respect to Chattel Paper.
          (d) Schedule II hereto lists all Instruments, Letter of Credit Rights and Chattel Paper of each Grantor.
          (e) Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the location of each Grantor’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth on Schedule III hereto. Each Grantor has only one state of incorporation or organization.
          (f) With respect to the Accounts, except as specifically disclosed in the most recent Borrowing Base Certificate delivered to Collateral Agent (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) except to the extent permitted pursuant to the definition of Eligible Accounts Receivable, there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to Collateral Agent; (iii) to each Grantor’s knowledge, except to the extent permitted pursuant to the definition of Eligible Accounts Receivable, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on any Grantor’s books and records and any invoices, statements and Borrowing Base Certificates delivered to Collateral Agent with respect thereto; (iv) no Grantor has received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due. Further with respect to the Accounts (x) the amounts shown on all invoices, statements and Borrowing Base Certificates which may be delivered to the Collateral Agent with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (y) no payments have been or shall be made thereon except payments immediately delivered to the applicable Blocked Accounts or the Collateral Agent as required pursuant to the terms of Section 2.5(b) of the Credit Agreement; and (z) to each Grantor’s knowledge, all Account Debtors have the capacity to contract.
          (g) With respect to any Inventory scheduled or listed on the most recent Borrowing Base Certificate delivered to Collateral Agent pursuant to the terms of this Security Agreement or the Credit Agreement, (i) such Inventory is located at one of the applicable Grantor’s locations set forth on Schedule III hereto, as applicable, (ii) no Inventory is now, or shall at any time or times hereafter be stored at any other location without Collateral Agent’s prior consent, and if Collateral Agent gives such consent, the applicable Grantor will concurrently therewith obtain, to the extent required by the Credit Agreement, bailee, landlord and mortgagee agreements, (iii) the applicable Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Collateral Agent and except for Permitted Liens, (iv) except as specifically disclosed in the most recent Borrowing Base Certificate delivered to Collateral Agent, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects and (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition.
          (h) No Grantor has any interest in, or title to, any material license (except for commercially available licensed software), issuance, registration, or application for issuance or registration of any patent, trademark or copyright except as set forth in Schedule IV hereto.
          5. COVENANTS. Each Grantor covenants and agrees with Collateral Agent that from and after the date of this Security Agreement and until the Termination Date:
          (a) Further Assurances; Pledge of Instruments; Chattel Paper.
     (i) At any time and from time to time, upon the request of Collateral Agent and at the sole expense of Grantors, each Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including (A) using its commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any License or Contract held by such Grantor and material to its business and to enforce the security interests granted hereunder and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Credit Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.
     (ii) Unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), each Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities, Chattel Paper and Instruments (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same.
     (iii) Upon request by Collateral Agent, to the extent commercially reasonable, each Grantor shall obtain waivers or subordinations of Liens from landlords and mortgagees, and obtain signed acknowledgements of Collateral Agent’s Liens from bailees having possession of any Grantor’s Goods that they hold for the benefit of Collateral Agent.
     (iv) Upon request by Collateral Agent, Grantor shall obtain authenticated Control Agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor.
     (v) Each Grantor shall obtain such blocked account, lockbox or similar agreements with each bank or financial institution holding a Deposit Account for such Grantor to the extent required by Section 2.5(b) of the Credit Agreement.
     (vi) Upon request by Collateral Agent, each Grantor that is or becomes the beneficiary of a letter of credit having a stated amount of over $250,000 shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify Collateral Agent thereof, and shall thereafter enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to the Collection Account, all in form and substance reasonably satisfactory to Collateral Agent.
     (vii) Upon request by Collateral Agent, each Grantor shall take all steps necessary to grant the Collateral Agent control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; provided that prior to a request by the Collateral Agent after the occurrence and during the continuance of an Event of Default, such steps need only be taken to the extent such Collateral has a value in excess of $250,000 in the aggregate.
     (viii) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Grantor agrees to furnish any such information to the Collateral Agent promptly upon request. Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          (ix) Each Grantor shall promptly, and in any event within fifteen (15) Business Days after the same is acquired by it, notify Collateral Agent of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Collateral Agent, such Grantor shall thereafter enter into a supplement to this Security Agreement, granting to Collateral Agent a Lien in such commercial tort claim.
          (b) Maintenance of Records. Grantors shall keep and maintain, at their own cost and expense, satisfactory and complete records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. If requested by Collateral Agent, Grantors shall mark their books and records pertaining to the Collateral to evidence this Security Agreement and the Liens granted hereby. If any Grantor retains possession of any Chattel Paper or Instruments with Collateral Agent’s consent, such Chattel Paper and Instruments shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Deutsche Bank Trust Company Americas, as Collateral Agent.”; provided that with respect to Chattel Paper and Instruments in the possession of any Grantor on the date hereof, such Grantor shall cause such Chattel Paper and Instruments to be so marked within thirty (30) after the date hereof.
          (c) Covenants Regarding Patent, Trademark and Copyright Collateral.
          (i) Such Grantor shall notify Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Significant Patent, Significant Trademark or Significant Copyright (now or hereafter existing) may become abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Significant Patent, Significant Trademark or Significant Copyright, its right to register the same, or to keep and maintain the same.
          (ii) Upon any Grantor, either itself or through any agent, employee, licensee or designee, filing an application for the registration of any Significant Patent, Significant Trademark or Significant Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, such Grantor will give the Collateral Agent written notice within fifteen (15) days thereof, and, upon request of Collateral Agent, Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Collateral Agent may request to evidence Collateral Agent’s Lien on such Significant Patent, Significant Trademark or Significant Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.
          (iii) Such Grantor shall take all actions necessary or reasonably requested by Collateral Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of, each of the Significant Patents, Significant Trademarks and Significant Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.
          (iv) In the event that any of the Significant Patent, Significant Trademark or Significant Copyright is infringed upon, or misappropriated or diluted by a third party, upon becoming aware thereof such Grantor shall promptly notify the Collateral Agent and take such other actions as Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Significant Patent, Significant Trademark or Significant Copyright.
          (d) Indemnification. In any suit, proceeding or action brought by Collateral Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, each Grantor will save, indemnify and keep Collateral Agent harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except to the extent such expense, loss, or damage is attributable to the gross negligence, bad faith or willful misconduct of Collateral Agent as finally judicially determined. All such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against Collateral Agent.
          (e) Compliance with Terms of Accounts, etc. In all material respects, each Grantor will perform and comply with its obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.
          (f) Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, and each Grantor will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except for Permitted Liens, and will defend the right, title and interest of Collateral Agent in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever.
          (g) Limitations on Disposition. No Grantor will sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by the Credit Agreement.

          (h) Further Identification of Collateral. Grantors will, if so requested by Collateral Agent, furnish to Collateral Agent, as often as Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may specify.
          (i) Notices. Grantors will advise Collateral Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens), or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Credit Document.
          (j) Good Standing Certificates. Upon request of Collateral Agent (not to exceed once per calendar year excluding such requests as are made after the occurrence and during the continuance of an Event of Default), each Grantor shall provide to Collateral Agent a certificate of good standing from its state of incorporation or organization.
          (k) No Reincorporation. Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, no Grantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without prior written notice to Collateral Agent.
          (l) Terminations; Amendments Not Authorized. Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.
          6. COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT.
          On the effective date of this Security Agreement, each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A. The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Collateral Agent under the Power of Attorney are solely to protect Collateral Agent’s interests in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing and Required Notice has been given, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall have no duty as to any Collateral, and Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF COLLATERAL AGENT OR ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES TO THE

EXTENT ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT AS FINALLY JUDICIALLY DETERMINED, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
          7. REMEDIES; RIGHTS UPON DEFAULT.
          (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Credit Documents and under any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, if any Event of Default shall have occurred and be continuing and Required Notice has been given, Collateral Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and except for notices required under the Credit Documents, if any) to or upon such Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may (A) forthwith enter upon the premises of such Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving such Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action, (B) collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and (C) forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Collateral Agent shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use any Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.
          If any Event of Default shall have occurred and be continuing and Required Notice has been given, each Grantor further agrees, at Collateral Agent’s request, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere. Until Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent. Collateral Agent shall have no obligation to any Grantor to maintain or preserve the rights of such Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent. Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies without prior notice or hearing as to such appointment. Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Secured Obligations as provided in Section 9 of this Security Agreement, and only after so paying over such net proceeds, and after the payment by Collateral Agent of any other amount required by any provision of law, need Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent as finally determined by a court of competent jurisdiction. Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Collateral Agent to collect such deficiency.
          (b) Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (other than any notice required under the Credit Documents, if any) (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
          (c) Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof. Collateral Agent shall not be required to marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder or under any other Credit Document shall be cumulative. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent until after the Termination Date, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise.
          8. GRANT OF LICENSE TO USE PATENT, TRADEMARK AND COPYRIGHT COLLATERAL. For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 7 hereof (including, without limiting the terms of Section 7 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, effective only at such time an Event of Default shall have occurred and be continuing and Required Notice has been given, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any patent, trademark, trade secret or copyright now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.
          9. APPLICATION OF PROCEEDS. All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Security Agreement, the Collateral Agent under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as set forth in Section 9.5 of the Credit Agreement.
          10. LIMITATION ON COLLATERAL AGENT’S DUTY IN RESPECT OF COLLATERAL. Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
          11. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.
          12. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Credit Documents which, taken together, set forth the complete understanding and agreement of Collateral Agent and Grantors with respect to the matters referred to herein and therein.
          13. NO WAIVER; CUMULATIVE REMEDIES; AMENDMENT. Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Grantors and Collateral Agent (with the written consent of the Majority Lenders, or to the extent required by Section 11.10 of the Credit Agreement, all the Lenders); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of the Other Creditors shall require the written consent of the holders of at least 51% in amount of all of the Approved Secured Derivative Transaction Liabilities.

          14. LIMITATION BY LAW. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to the giving by the Collateral Agent of Required Notice and to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
          15. RELEASE OF COLLATERAL; TERMINATION OF THIS SECURITY AGREEMENT. (a) After the Termination Date, this Security Agreement shall automatically terminate and the Collateral Agent, at the request and expense of the Grantors, will execute and deliver to each Grantor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Security Agreement, and will duly assign, transfer and deliver to each Grantor (without recourse and without any representation or warranty) such of the Collateral of such Grantor as has not theretofore been sold or otherwise applied or released pursuant to this Security Agreement.
          (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 8.5 of the Credit Agreement or is otherwise released at the direction of the Majority Lenders (or all the Lenders if required by Section 11.10 of the Credit Agreement), such Collateral will be sold free and clear of the Liens created by this Security Agreement and the Collateral Agent, at the request and expense of the Grantors, will duly assign, transfer and deliver to the relevant Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and has not theretofore been released pursuant to this Security Agreement, provided that the Liens created by this Security Agreement will attach to the proceeds of any such sale with a priority consistent with the Financing Orders. The Collateral Agent shall also be entitled to and is hereby authorized and directed to duly assign, transfer and deliver such of the Collateral as provided in Section 10.10(b) or (c) of the Credit Agreement.
          (c) At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 15(a) or (b), as the case may be, it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to Section 15(a) or (b), as the case may be.
          (d) The Collateral Agent shall have no liability whatsoever to any Secured Creditor as a result of any release of Collateral by it in accordance with this Section 15.
          16. SUCCESSORS AND ASSIGNS. This Security Agreement and all obligations of Grantors hereunder shall be binding upon the successors and assigns of each Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent hereunder, inure to the benefit of Collateral Agent, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Collateral Agent hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.
          17. COUNTERPARTS. This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Collateral Agent, electronic means, all of which shall be equally valid.
          18. CONSENT TO JURISDICTION; MUTUAL WAIVER OR JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE SECURED OBLIGATIONS, MAY BE BROUGHT IN THE BANKRUPTCY COURT, AND IF THE BANKRUPTCY COURT DOES NOT HAVE (OR ABSTAINS FROM) JURISDICTION, OR THE CHAPTER 11 CASES HAVE BEEN DISMISSED, ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS SECURITY AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE JURISDICTION AND VENUE OF SUCH COURTS; (2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.5 OF THE CREDIT AGREEMENT; (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (5) AGREES THE PARTIES HERETO RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          19. GOVERNING LAW. THE RIGHTS AND DUTIES OF THE GRANTORS AND THE COLLATERAL AGENT UNDER THIS SECURITY AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL, PURSUANT TO NEW YORK

GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT AS GOVERNED BY THE BANKRUPTCY CODE.
          20. SECTION TITLES. The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
          21. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.
          22. ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 18 and Section 19, with its counsel.
          23. EFFECT OF FINANCING ORDERS. Notwithstanding anything to the contrary in this Security Agreement or any other Credit Document, this Security Agreement (including, without limitation, each Grantor’s representations, warranties and covenants contained herein) shall be subject to the terms and provisions of the Financing Orders. In the event of any conflict or inconsistency between the terms and provisions of the Financing Orders and this Security Agreement, the terms and provisions of the Financing Orders shall control.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

WELLMAN, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

PRINCE, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

WELLMAN OF MISSISSIPPI, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

FIBER INDUSTRIES, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

CARPET RECYCLING OF GEORGIA, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

ALG, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

WAREHOUSE ASSOCIATES, INC. USA

By:	/s/ Keith R. Phillips

Name:

Title:

MRF, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

JOSDAV INC.

By:	/s/ Keith R. Phillips

Name:

Title:

MED RESINS, INC.

By:	/s/ Keith R. Phillips

Name:

Title:

[Signature Page to Security Agreement]

PTA RESOURCES, LLC

By:	/s/ Keith R. Phillips

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Marguerite Sutton

Name:	Marguerite Sutton
Title:	Director

By:	/s/ David J. Bell

Name:	David J. Bell
Title:	Managing Director
[Signature Page to Security Agreement]